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                                                               EXHIBIT 99.B.8.25

       AMENDMENT NO. 1 TO PARTICIPATION AGREEMENT FOR RETAIL MUTUAL FUNDS
                                  By and Among
                                AIM Equity Funds,
                             AIM Distributors, Inc.
                                       and
 ING Life Insurance and Annuity Company (f/k/a Aetna Life Insurance and Annuity
                                    Company)


THIS AMENDMENT NO. 1 TO THE PARTICIPATION AGREEMENT FOR RETAIL MUTUAL FUNDS (the "Amendment") is made and entered into as of the first of January, 2003, by and among ING Life Insurance and Annuity Company (f/k/a Aetna Life Insurance and Annuity Company), ReliaStar Life Insurance Company and ReliaStar Life Insurance Company of New York (all of the foregoing referred to collectively as "Insurer"), AIM Equity Funds and AIM Distributors, Inc.

                                   WITNESSETH

WHEREAS, AIM Equity Funds, AIM Distributors, Inc. and ING Life Insurance and Annuity Company are parties to a Participation Agreement dated October 1, 2000 (the "Participation Agreement");

WHEREAS, the parties now desire to modify the Participation Agreement by removing AIM Equity Funds as a party;

WHEREAS, the parties now desire to modify the Participation Agreement to (i) add ReliaStar Life Insurance Company and ReliaStar Life Insurance Company of New York (f/k/a ReliaStar Bankers Security Life Insurance Company) as parties to the Participation Agreement and (ii) reflect that the business covered under the Participation Agreement will now include annuity contracts issued by ReliaStar Life Insurance Company and ReliaStar Life Insurance Company of New York;

WHEREAS, the parties now desire to add new Funds to the Participation Agreement and increase the servicing fees; and

NOW THEREFORE, in consideration of the premises and mutual covenants ad promises expressed herein, the parties agree as follows:

     1. Page one, the first provision of the Participation Agreement is hereby amended to read as follows:

          "THIS AGREEMENT, made and entered into this 1st day of October, 2000 by and among ING Life Insurance and Annuity Company ("ILIAC"), a Connecticut corporation, ReliaStar Life Insurance company ("RLIC"), a Minnesota Corporation and ReliaStar Life

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Insurance Company of New York ("RLIC NY"), a New York Corporation, (collectively the "Insurer" and separately "ILIAC", "RLIC", "RLIC NY"), each on its own behalf and on behalf of each segregated asset account of each Insurer set forth on Schedule "A" as may be amended from time to time (each such account hereinafter referred to as the "Account"), and AIM Distributors, Inc. (the "Underwriter"), the principal underwriter and general distribution agent for the open-ended investment companies registered under the Investment Company Act of 1940, as amended (individually, the "Fund" and collectively, the "Funds")."

     2. Page 1, the third Whereas clause is hereby amended to read as follows:

          "WHEREAS, Insurer is offering certain (i) unregistered variable annuity contracts under section 3(a)(2) of the 1933 Act and Section 3(c)(11) of the 1940 Act; and/or (ii) registered variable contracts to the Plans as defined herein (the "Contracts"); and"

     3. On page 2, the following paragraph will be added before Article I Sale of Fund Shares:

          "The parties agree that AIM Equity Funds will no longer be a party to this Agreement as of the Effective Date and that A I M Distributors, Inc. will be responsible for the duties and obligations of AIM Equity Funds as of the Effective Date. Accordingly, the parties agree that the Agreement is revised to reflect the foregoing."

     4.     Article I Section 1.1 is hereby amended to read as follows:

          "1.1      The Underwriter on behalf of the Fund agrees to sell to
Insurer all Class A and Class R Fund shares of registered investment companies for which Underwriter now or in the future acts as principal distributor and agrees to execute such orders on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the order for the shares of the Fund. For purposes of this Section 1.1, Insurer shall be the designee of the Fund for receipt of such orders from each Account and receipt by such designee shall constitute receipt by the Fund, provided that the Fund receives notice of such order by 10:00 a.m. Eastern Time on the next Business Day. Business Day shall mean any day on which the New York Stock Exchange is open for trading which is also a "Business Day of the Fund" as that term is defined in the Fund prospectus."

     5. Article V of the Participation Agreement is hereby deleted and replaced with the following:

          "The provision of shareholder and administrative services to the Plans shall be the responsibility of Insurer and shall not be the responsibility of Underwriter. The Insurer will be recognized as the sole shareholder of a Fund's shares purchased under this Agreement. It is

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further recognized that there will be substantial savings in administrative expenses and recordkeeping expenses by virtue of having one shareholder rather than multiple shareholders. In consideration of the administrative savings resulting from such arrangement, Underwriter agrees to pay to Insurer, on a quarterly basis, a servicing fee in an amount equal to 25 basis points (0.25%) per annum of the daily average aggregate net assets invested in the Fund through Insurer's arrangements with Plans in each calendar quarter. Underwriter will make such payments to Insurer within thirty (30) days after the end of each calendar quarter. Each payment will be accompanied by a statement showing the calculation of the fee payable to Insurer for the quarter and such other supporting data as may be reasonably requested by Insurer.

          In addition to the services provided by Insurer hereunder foregoing service fee, as further consideration, Insurer will provide to Underwriter the number of plan participant accounts per Fund and the A I M Fund Services, Inc. account number(s) quarterly in arrears within fifteen (15) days after the end of each calendar quarter."

     6.     Article II Section 2.1 is hereby amended to read as follows:

          "2.1      Insurer represents and warrants that the Contracts are
either exempt from registration under Section 3(a)(2) under the 1933 Act or are duly registered pursuant to the 1933 Act; that the Contracts will be issued and sold in compliance with all applicable federal and state laws and that the Contracts will be issued and sold in compliance with all applicable federal and state laws and that the sale of the Contracts shall comply with applicable state insurance laws and regulations. ILIAC, RLIC and RLIC NY further represent and warrant that each is an insurance company duly organized and in good standing under the laws of the States of Connecticut, Minnesota and New York and that each has legally and validly established each Account prior to any issuance or sale thereof as a segregated asset account under Connecticut State General Statutes, Minnesota Statutes and New York Consolidated Laws and each Account is exempt from registration as an investment company under Section 3(c)(11) of the 1940 Act, or is duly registered under the 1940 Act."

     7. Article X entitled Notices is hereby amended in the following respects:


            "IF TO THE INSURER:

                    ING Life Insurance and Annuity Company
                    ReliaStar Life Insurance Company
                    ReliaStar Life Insurance Company of New York
                    151 Farmington Avenue
                    Hartford, CT  06156
                    Phone:  (860) 723-2260

                    Attn:  Julie E. Rockmore, Esq."

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     8.     Schedule A to the Participation Agreement is amended by adding
"Separate Account One" to the list of Separate Accounts appearing therein.

     9. Schedule B to the Participation Agreement is hereby deleted in its entirety.

     10. This Amendment constitutes the entire agreement and understanding between the parties hereto relating to the subject matter hereof, and supercedes all prior agreements and understandings relating to such subject matter, including without limitation, the Agency Pricing Agreement dated December 13, 1997 between ReliaStar Life Insurance Company and AIM Distributors, Inc., the Agency Pricing Agreement dated December 13, 1997 between ReliaStar Life Insurance Company of New York and AIM Distributors, Inc. the Sub-Accounting Agreement dated November 21, 1997 between ReliaStar Life Insurance Company and AIM Distributors, Inc., the Sub-Accounting Agreement dated November 21, 1997 between ReliaStar Life Insurance Company of New York and AIM Distributors, Inc., the Sub-Accounting Agreement for the period commencing January 1, 2001 and ending March 31, 2002 between ReliaStar Life Insurance Company and AIM Distributors, Inc., and the Sub-Accounting Agreement for the period commencing January 1, 2001 and ending March 31, 2002 between ReliaStar Life Insurance Company of New York and AIM Distributors, Inc. which agreements replace the November 21, 1997 Sub-Accounting Agreements referenced above.

     11. This Agreement replaces the Participation Agreement for Retail Mutual Funds by and among AIM Funds Group, A I M Distributors, Inc., and ING Life Insurance and Annuity Company (formerly known as Aetna Life Insurance and Annuity Company) dated as of October 1, 2000. As of the Effective Date of this Agreement, A I M Distributors, Inc. will be responsible for the duties and obligations of AIM Funds Group as set forth in that prior Participation Agreement to the same extent that it is responsible for the duties and obligations of AIM Equity Funds under this Agreement.


A I M DISTRIBUTORS, INC.

By:
       ------------------------------
Name:
       ------------------------------
Title:
       ------------------------------

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ING LIFE INSURANCE AND ANNUITY COMPANY

By:
       ------------------------------
Name:
       ------------------------------
Title:
       ------------------------------


RELIASTAR LIFE INSURANCE COMPANY

By:
       ------------------------------
Name:
       ------------------------------
Title:
       ------------------------------


RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK

By:
       ------------------------------
Name:
       ------------------------------
Title:
       ------------------------------

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